                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Kidder, Peabody Group Inc.

We consent to the inclusion of our report dated February 8, 1995, with respect to the combined statement of assets acquired and liabilities assumed of the Real Estate, Eurobond, Retail Brokerage and Asset Management Businesses ("Purchased Businesses") of Kidder, Peabody Group Inc. as of December 26, 1994 or date prior to transfer (the Real Estate and Eurobond Businesses are combined on their respective closing dates - December 9 and December 16, 1994), and our report dated February 8, 1995, with respect to the combined statement of operations of the Purchased Businesses for the years ended December 27, 1993, December 28, 1992, and December 30, 1991, in the Form 8-K/A of Paine Webber Group Inc. dated February 22, 1995, which is incorporated by reference in the following registration statements of Paine Webber Group Inc. on Form S-8 (Registration Nos. 2-56284, 2-64984, 2-74819, 2-78627, 2-81554, 2-87418,
2-92770, 33-2959, 33-20240, 33-22265, 33-39539, 33-45583, 33-65296, 33-65298,
33-53489, 33-55451, and 33-55457) and on Form S-3 (Registration Nos. 2-99979,
2-80528, 33-1985, 33-7738, 33-29253, 33-33613, 33-38960, 33-39818, 33-45041,
33-45148, 33-47267, 33-56156, 33-58124, 33-53776, 33-51149, 33-52695 and
33-52695-01) and in the related prospectuses.


                                            KPMG Peat Marwick LLP

February 24, 1995
New York, New York